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                [Letterhead of PriceWaterhouseCoopers]

We hereby consent to the use in this Registration Statement on Form S-3 of or report dated February 8, 1999, except as to the pooling of interests with TVG, Inc. which is as of May 12, 1999 and Note 21 which is as of August 31, 1999, relating to the financial statements of Professional Detailing, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                         /s/ PriceWaterhouseCoopers LLP


Florham Park, New Jersey
December 15, 1999